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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 (No. 333-171719) of Boingo Wireless, Inc. of our report dated March 18, 2011, except for Note 19(a), which is as of April 29, 2011, relating to the consolidated financial statements of Boingo Wireless, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 29, 2011

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  Exhibit 23.1